Exhibit 5.2

July 13, 2004

Banco Santander Central Hispano, S.A.

Plaza de Canalejas, 1

28014 Madrid, Spain

Santander Finance Preferred S.A. Unipersonal

Plaza de Canalejas, 1

28014 Madrid, Spain

Dear Sirs:

                We are acting as United States counsel to Santander Finance Preferred S.A. Unipersonal, a limited liability company (sociedade anónima) organized under the laws of the Kingdom of Spain  (the “Company”), and Banco Santander Central Hispano, S.A., a limited liability company (sociedade anónima) organized under the laws of the Kingdom of Spain, as guarantor  (the “Bank”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer to exchange (the “Exchange Offer”) up to U.S. $190,000,000 of the Company’s  6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities, with a par value of $25.00 per security (the “New Preferred Securities”), for an equal amount of the Company’s outstanding 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities, with a par value of $25.00 per security (the “Rule 144A Preferred Securities”).  The Bank has guaranteed all of the Company’s obligations under the New Preferred Securities (the “Guarantee”).

                As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed.  In conducting such examinations, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents were due execution and delivery are a prerequisite to the effectiveness thereof.  As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

                The Guarantee is to be executed and delivered by the Bank, as guarantor.  We have examined such matters of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

                Based on the foregoing and subject to the qualifications and exceptions herein contained, we are of the opinion that:

                (i)            When the Registration Statement relating to the Exchange Offer has become effective under the Securities Act, the New Preferred Securities will be validly issued.

                (ii)           When the Registration Statement relating to the Exchange Offer has become effective under the Securities Act and the Guarantee has been duly authorized, executed and delivered by the Bank, the Guarantee will, insofar as New York law is concerned, constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms.

                The opinions set forth above are subject to the following qualifications and exceptions:

a)              Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar law of general application affecting creditors’ rights, including, without limitation, applicable fraudulent transfer or other similar laws.

b)             Our opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election of remedies and other similar doctrines affecting the enforceability of agreements generally, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought.

c)              Our opinions are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

                In rendering the opinions expressed herein, our examination has been limited to the laws of the State of New York and we express no opinion on the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.  In expressing our opinions herein, we have relied as to all matters of Spanish law on the opinion of Natalia Butragueño, Spanish counsel to the Bank, which has been filed as an Exhibit to the Registration

Statement.  Our opinion is, insofar as such law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion of Natalia Butragueño.

                We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our name under the heading “Validity of Securities” in the Prospectus.  In addition we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dorsey & Whitney LLP

DORSEY & WHITNEY LLP